Exhibit 24.1

Power of Attorney of Edward A. Mulé

The undersigned hereby constitutes and appoints Steven Weiser, signing singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1)
execute and file any and all filings required to be made by the undersigned under the Securities Exchange Act of 1934 (as amended, the "Act") and any other relevant U.S. laws, rules, or regulations, with respect to securities which may be deemed to be beneficially owned by the undersigned under the Act;

(2)
execute and file any and all filings, disclosures, notifications, or reports required to be made by the undersigned under any other relevant foreign securities laws, rules, or regulations, with respect to securities which may be deemed to be beneficially owned by the undersigned under such laws, rules, or regulations;

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with the Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file filings with respect to the undersigned's beneficial ownership in securities unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

This Power of Attorney shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 9th day of December, 2015.

/s/ Edward A. Mule
Edward A. Mule